UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 10, 2011, the Board of Directors of Empire Resorts, Inc. (the “Company”) approved an amendment to the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”), which is applicable to the Company’s directors, officers and employees. In addition to various non-substantive changes, the Code of Conduct was amended to clarify that gifts to an employee valued at more than $100 create the appearance of a conflict of interest and must be returned with a note stating the Company policy. In addition, the Code of Conduct was amended to indicate that business meals and business entertainment paid for by an outside organization doing business with or seeking to do business with the Company are not prohibited and are not considered “gifts” if they would be reimbursable to the employee by the Company pursuant to the Company’s travel and entertainment policy or complimentary services policy.

On November 10, 2011, the Board of Directors of the Company also approved and adopted the Code of Ethics for the Principal Executive Officer and Senior Financial Officer(s) (the “Senior Executives Code of Ethics”), which is applicable to the Company’s Chief Executive Officer and Chief Financial Officer.

This summary description of the amendment to the Code of Conduct and the Senior Executives Code of Ethics is qualified in its entirety by reference to the actual amendment to the Code of Conduct and the Senior Executives Code of Ethics, which are filed as Exhibits 14.1 and 14.2, respectively, to this Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

14.1	Code of Business Conduct and Ethics, issued June 1, 2004 and revised November 10, 2011
14.2	Code of Ethics for the Principal Executive Officer and Senior Financial Officer(s)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2011

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
Name:	Joseph A. D’Amato
Title:	Chief Executive Officer